EXHIBIT 5


                                [DGS LETTERHEAD]




                                March 24, 2004



Kestrel Energy, Inc.
1726 Cole Boulevard, Suite 210
Lakewood, Colorado 80401

            Re:   Registration Statement on Form S-3

Gentlemen:

            We are counsel to Kestrel Energy, Inc., a Colorado corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on March 23, 2004 (the "Registration Statement"), relating to a proposed offering by the Selling Shareholder to the public of a maximum of 1,005,000 shares of the Company's Common Stock, no par value (the "Common Stock") and 335,000 warrants to purchase Common Stock at an exercise price of $0.50 per share (the "Warrants").

            In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers, legal counsel and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion, and, based thereon, we advise you that, in our opinion:

            1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado; and

            2. The Common Stock, when sold pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

            3. The Warrants, when sold pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

            4. The shares of Common Stock, when issued upon exercise of the Warrants in accordance with their terms thereof, will be validly issued, fully paid and nonassessable.

Securities and Exchange Commission
March 24, 2004
Page 2


            We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.


                                         Very truly yours,

                                         DAVIS GRAHAM & STUBBS LLP


                                         /s/ DAVIS GRAHAM & STUBBS LLP